UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 27, 2005

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-03506	93-0432081

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

133 Peachtree Street, N.E., Atlanta, Georgia	30303

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(404) 652-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 22, 2004, the American Jobs Creation Act (the "Act") was signed into law. The Act provides, among other things, a special one-time deduction for certain foreign earnings that are repatriated to the United States and reinvested in qualified investments in the United States. Such qualified investments include: compensation and benefits for employees, hiring and training, capital and infrastructure investments, research and development, and advertising and marketing expenditures.

During the third quarter of 2005, we completed our evaluation of whether to repatriate unremitted earnings of certain of our non-U.S. subsidiaries under the provisions of the Act and made the determination to repatriate approximately $709 million of such earnings, of which approximately $673 million qualifies for the special one-time deduction. On September 28, 2005, we repatriated approximately $200 million and anticipate completing the remaining repatriation by the end of 2005. We will record an income tax expense, net of current year generated tax credits, and a related federal income tax liability of approximately $35 million in the third quarter of 2005 on the total $709 million.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 30, 2005

GEORGIA-PACIFIC CORPORATION

		By:	/s/ WILLIAM C. SMITH III

		Name:	William C. Smith III
		Title:	Secretary